                                Exhibit 99.1

ADT Reports Third Quarter 2025 Results

Continued strong financial results and cash generation
Revenue, up 4% versus prior year, driven by durable recurring monthly revenue
Year-to-date GAAP Operating Cash Flow up 6%, Adjusted Free Cash Flow (including swaps) up 36%
Returned $746 million to shareholders year to date through share repurchases and dividends
On track to achieve full year 2025 guidance metrics

BOCA RATON, Fla., Nov. 4, 2025 – ADT Inc. (NYSE: ADT) today reported results for the third quarter of 2025. Financial highlights for the third quarter are below with variances on a year-over-year basis unless otherwise noted. Results of the former commercial and solar businesses are presented as discontinued operations, except for cash flow measures.

•Total revenue increased 4% to $1.3 billion and end-of-period recurring monthly revenue (RMR) increased 1% to $362 million
•Solid customer retention with gross revenue attrition of 13.0%; revenue payback at 2.3 years
•GAAP income from continuing operations of $144 million, or $0.17 per diluted share, up $11 million
•Adjusted income from continuing operations of $187 million, or $0.23 per diluted share, up $4 million
•Net cash provided by operating activities of $480 million, down $18 million; Adjusted Free Cash Flow (including interest rate swaps) of $208 million, up $50 million

“ADT again delivered solid revenue growth, robust cash flow, and very strong earnings per share in the third quarter, reflecting the resilience of our business model and our team’s execution of our strategy,” said ADT Chairman, President and CEO, Jim DeVries. “With our ADT+ platform, we continue to enhance the safety, convenience, and experience we deliver to our customers. Our focus on operational excellence and our disciplined approach to capital allocation positions us to achieve our 2025 financial guidance and deliver long-term value for our stakeholders.”

Business Highlights
Foundation for Growth
•Durable RMR balance – End-of-period RMR balance was up 1% to $362 million, or $4.3 billion on an annualized basis.
•Solid customer retention and revenue payback – Trailing 12-month gross customer revenue attrition was 13.0% with revenue payback at 2.3 years.
•Strategic bulk account purchase – The Company closed on a bulk purchase of approximately 15,000 customer accounts for $24 million cash with attractive projected returns.
Unlocking Shareholder Value
•Share repurchases – During the third quarter, the Company repurchased and retired 13 million shares of its common stock for an aggregate price of $112 million. As of Sept. 30, 2025, the Company has repurchased 78 million shares this year.
•Balance sheet fortification – The Company executed a series of attractively priced refinancing transactions to extend maturities and further improve its debt profile, lowering average cost of debt to 4.3%.
•Multifamily Divestiture – On October 1, the Company completed the divestiture of its multifamily business for a purchase price of approximately $56 million. This business included sales to businesses that own or operate residential rental housing and consisted of approximately 200,000 customers representing approximately $2.6 million of RMR.
Innovative Offerings, Unrivaled Safety and Premium Experience
•Alarm Range Extender launch – Launched the new ADT+ Alarm Range Extender, further enhancing the ADT+ platform’s capabilities, performance, and dependability. The device expands coverage between the ADT+ Base and connected devices in larger or more complex homes with 24-hour battery backup and tamper alerts.
•Smarter testing for ADT+ – ADT introduced new automation and AI-driven testing capabilities to streamline app development, reduce the need for manual testing, and deliver faster high-quality releases. These innovations help ensure a smoother, more reliable experience for ADT+ customers.
•Google Nest device refresh – Beginning October 15, ADT is offering five new Google Nest camera models following Google’s launch of updated wired Nest cameras and doorbells, reflecting the continued expansion of ADT’s partnership with Google to bring customers an updated smart home security portfolio.
•ADT Safe Places program partners – ADT’s corporate social responsibility program, ADT Safe Places, made $10,000 donations to four first responder organizations as part of National Night Out and a $55,000 donation to the Fuller Center, a nonprofit organization providing affordable childcare and family-centered support.

Results of Operations (1)(2)

(in millions, except revenue payback, attrition, and per share data)	Three Months Ended September 30,
	2025	2024	Change		% Change
	GAAP
Monitoring and related services	$1,098	$1,078		$20	2%
Security installation, product, and other	200	166	34		21%
Total revenue	$1,298	$1,244		$54	4%

Income (loss) from continuing operations	$144	$132		$11	9%
Income (loss) from continuing operations per share - diluted	$0.17	$0.14		$0.03	21%

Net cash provided by (used in):
Operating activities	$480	$498		$(18)	(4)%
Investing activities	$(298)	$(402)		$103	26%
Financing activities	$(163)	$(41)		$(122)	(300)%

	Non-GAAP Measures
Adjusted EBITDA from continuing operations	$676	$659		$17	3%
Adjusted income (loss) from continuing operations	$187	$183		$4	2%
Adjusted EPS	$0.23	$0.20		$0.03	15%
Adjusted Free Cash Flow (including interest rate swaps)	$208	$158		$50	32%

	Other Measures
Trailing twelve-month revenue payback	2.3 years	2.2 years	0.1	years	5%
Trailing twelve-month gross customer revenue attrition	13.0%	12.8%	20	bps	N/A
RMR	$362	$359		$4	1%
Total revenue for the third quarter was $1,298 million, up 4%. Monitoring and related services (M&S) revenue growth was primarily driven by an increase in average prices, partially offset by a decrease in volume. Security installation, product, and other revenue increased primarily due to a higher mix of outright sales at higher average prices driven by the transition to the ADT+ platform.
Income from continuing operations for the third quarter was $144 million, or $0.17 per diluted share, up $11 million. Continued growth in revenues and associated margins contributed to this increase. Adjusted income from continuing operations was $187 million, or $0.23 per diluted share, up $4 million.

Balance Sheet and Cash Flow
Net cash provided by operating activities during the third quarter was $480 million, down $18 million, primarily driven by higher cash tax disbursements and timing of payments and receipts, partially offset by lower cash interest payments. Adjusted Free Cash Flow (including interest rate swaps) was $208 million, up $50 million, primarily driven by lower subscriber acquisition spending.
Total cash and cash equivalents as of Sept. 30, 2025 were $63 million and no amounts were outstanding under the Company’s First Lien Revolving Credit Facility.
In July, the Company amended and restated the First Lien Credit Agreement to issue $550 million of incremental borrowings under the First Lien Term Loan due 2032, and redeemed $550 million of the First Lien Notes due 2026.
In October, the Company issued $1 billion of 5.875% first-priority senior secured notes due 2033 and $300M of incremental borrowing under the First Lien Term Loan due 2032, and fully redeemed the $1.3 billion Second Lien Notes due 2028. The Company also entered into a $325 million term loan credit agreement under a new Term Loan A Facility due 2030 and used $200 million of the proceeds to partially repay First Lien Term Loan due 2030. The Company intends to use the remaining proceeds for additional debt redemption.
Capital returns to shareholders during the third quarter totaled $157 million, which included $112 million to repurchase 13 million shares in multiple transactions, and $46 million of dividends. Year to date, the Company has returned $746 million to shareholders through share repurchases and dividends.
2025 Financial Outlook
Based on performance through the end of the third quarter, the Company is updating its 2025 guidance.

(in millions, except per share data)	Prior Guidance	Updated Guidance
Total Revenue	$5,025 - $5,225	$5,075 - $5,175
Adjusted EBITDA	$2,650 - $2,750	$2,665 - $2,715
Adjusted EPS	$0.81 - $0.89	$0.85 - $0.89
Adjusted Free Cash Flow (including interest rate swaps)	$800 - $900	$800 - $900
The Company is not providing forward-looking guidance for U.S. GAAP financial measures other than Total Revenue or a quantitative reconciliation to the most directly comparable GAAP measure for its non-GAAP financial guidance shown above because the GAAP measures cannot be reliably estimated and the reconciliations cannot be performed without unreasonable effort due to their dependence on future uncertainties and adjusting items that the Company cannot reasonably predict at this time but which may be material. Please see "Non-GAAP Measures" for additional information.

Dividend Declaration
Effective Nov. 4, 2025, the Company’s Board of Directors declared a cash dividend of $0.055 per share to holders of the Company’s common stock and Class B common stock of record as of Dec. 11, 2025. This dividend will be paid on Jan. 8, 2026.

_____________________

(1)	All variances are year-over-year unless otherwise noted. The Company may sometimes present various non-GAAP and other operating measures. Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow (including interest rate swaps), Adjusted Income (Loss), Adjusted Diluted Income (Loss) per share (or, Adjusted EPS), Net Debt, and Net Leverage Ratio are non-GAAP measures. Refer to the “Non-GAAP Measures” section for the definitions of the terms and reconciliations to the most comparable GAAP measures for those measures included herein. Operating metrics such as Gross Customer Revenue Attrition, Unit Count, RMR, Gross RMR Additions, and Revenue Payback are approximated as there may be variations to reported results in each period due to certain adjustments the Company might make in connection with the integration over several periods of acquired companies that calculated these metrics differently, or otherwise, including periodic reassessments and refinements in the ordinary course of business. These refinements, for example, may include changes due to systems conversion or historical methodology differences in legacy systems. Results of the former commercial and solar businesses are presented as discontinued operations. Except for cash flow measures, and unless otherwise noted, amounts herein reflect the results of the Company’s continuing operations only.
(2)	Amounts may not sum due to rounding.
Conference Call
As previously announced, management will host a conference call at 10 a.m. ET today to discuss the Company’s third quarter 2025 results and lead a question-and-answer session. Participants may listen to a live webcast through the investor relations website at investor.adt.com. A replay of the webcast will be available on the website within 24 hours of the live event.
Alternatively, participants may listen to the live call by dialing 1-800-715-9871 (domestic) or 1-646-307-1963 (international), and providing the access code 4948265. An audio replay will be available for one week following the call, and can be accessed by dialing 1-800-770-2030 (domestic) or 1-609-800-9909 (international), and providing the access code 4948265.
A slide presentation highlighting the Company’s results will also be available on the Investor Relations section of the Company’s website. From time to time, the Company may use its website as a channel of distribution of material Company information. Financial and other material information regarding the Company is routinely posted on and accessible at investor.adt.com.
About ADT Inc.
ADT provides safe, smart and sustainable solutions for people, homes and small businesses. Through innovative offerings, unrivaled safety and a premium customer experience — delivered by the largest network of smart home security professionals in the U.S. — ADT empowers people to protect and connect to what matters most, every second, every day. For more information, visit www.adt.com.

Investor Relations:	Media Relations:
investorrelations@adt.com Tel: 888-238-8525	media@adt.com

Forward-Looking Statements
ADT has made statements in this press release that are forward-looking and therefore subject to risks and uncertainties, including those described below. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to, among other things, the timing of the Company’s dividend payment; the Company’s expected future financial results, including the Company’s financial outlook and/or guidance, which includes Total Revenue, Adjusted EBITDA, Adjusted Diluted Income (Loss) per Share (“Adjusted EPS”) and Adjusted Free Cash Flow (including interest rate swaps); the Company’s partnerships, including with respect to the bulk purchase of customer accounts, and the expected benefits of such partnerships; the Company’s products and services, including ADT+, and the expected benefits and capabilities of such products and services; the expectations, plans and objectives of management; any stated or implied outcomes with regard to the foregoing; and other matters. Without limiting the generality of the preceding sentences, any time we use the words “ongoing,” “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “possible,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “potential,” “outlook,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. We caution that these statements are subject to risks and uncertainties, many of which are outside of the Company’s control and could cause future events or results to be materially different from those stated or implied in this press release, including, among others, factors relating to risks and uncertainties regarding the benefits and any difficulties with respect to the effect of the Company’s divestiture of its commercial business (the “Commercial Divestiture”) and the Company’s exit from its residential solar business (the “ADT Solar Exit”), including that the costs of the ADT Solar Exit may exceed the Company’s best estimates; the Company’s ability to maintain and grow the Company’s existing customer base and to integrate strategic bulk purchases of customer accounts; activity in repurchasing shares of ADT’s common stock under the Company’s current share repurchase plan; dividend rates or yields for any future quarter; the Company's ongoing assessments of the impacts of cybersecurity attacks; the Company's expectations regarding its ability to effectively implement counter measures intended to safeguard the Company’s information technology assets and operations; the impact of cybersecurity incidents on the Company's relationships with customers, employees and regulators; the Company’s ability to coordinate effectively with its third party business partners to address any cybersecurity incidents; legal, reputational and financial risks resulting from any cybersecurity incidents; and that any future, or still undetected, cybersecurity related incident, whether an attack, disruption, intrusion, denial of service, theft or other breach could result in unauthorized access to, or disclosure of, data, resulting in claims, costs and reputational harm that could negatively affect actual results of operations or financial condition; any material changes to the valuation allowances the Company takes with respect to its deferred tax assets; any changes in regulations or laws, economic and financial conditions, including labor and tax law changes or any impacts on the global economy or consumer discretionary spending due to tariffs or otherwise, changes to privacy requirements, changes to telemarketing, email marketing and similar consumer protection laws, interest volatility, and trade tariffs and restrictions applicable to the products we sell; the Company’s ability to effectively implement its strategic partnerships or commercialize products with State Farm or Google; and risks that are described in the Company’s most recently filed Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in those reports, and in the Company’s other filings with the SEC. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise unless required by law.

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data) (Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Revenue:
Monitoring and related services	$1,098	$1,078	$20	2%	$3,271	$3,208	$63	2%
Security installation, product, and other	200	166	34	21%	582	430	152	35%
Total revenue	1,298	1,244	54	4%	3,852	3,638	214	6%
Cost of revenue (exclusive of depreciation and amortization shown separately below):
Monitoring and related services	162	155	7	5%	482	461	21	5%
Security installation, product, and other	89	67	22	32%	259	152	107	71%
Total cost of revenue	251	222	29	13%	741	613	128	21%
Selling, general, and administrative expenses	384	360	24	7%	1,109	1,121	(12)	(1)%
Depreciation and intangible asset amortization	348	335	13	4%	1,026	1,002	24	2%
Operating income (loss)	315	326	(11)	(3)%	976	903	74	8%
Interest expense, net	(113)	(162)	49	30%	(349)	(359)	10	3%
Other income (expense)	(4)	18	(22)	N/M	(8)	45	(53)	N/M
Income (loss) from continuing operations before income taxes	199	182	16	9%	619	589	31	5%
Income tax benefit (expense)	(55)	(50)	(5)	(10)%	(165)	(167)	2	1%
Income (loss) from continuing operations	144	132	11	9%	454	422	32	8%
Income (loss) from discontinued operations, net of tax	2	(5)	6	N/M	(4)	(111)	107	97%
Net income (loss)	$145	$127	$18	14%	$451	$311	$139	45%

Common Stock:
Income (loss) from continuing operations per share - basic	$0.18	$0.15			$0.54	$0.46
Income (loss) from continuing operations per share - diluted	$0.17	$0.14			$0.51	$0.44

Net income (loss) per share - basic	$0.18	$0.14			$0.54	$0.34
Net income (loss) per share - diluted	$0.16	$0.13			$0.50	$0.32

Weighted-average shares outstanding - basic	765	850			783	852
Weighted-average shares outstanding - diluted	828	913			846	913

Class B Common Stock:
Income (loss) from continuing operations per share - basic	$0.18	$0.15			$0.54	$0.46
Income (loss) from continuing operations per share - diluted	$0.17	$0.14			$0.51	$0.44

Net income (loss) per share - basic	$0.18	$0.14			$0.54	$0.34
Net income (loss) per share - diluted	$0.16	$0.13			$0.50	$0.32

Weighted-average shares outstanding - basic	55	55			55	55
Weighted-average shares outstanding - diluted	55	55			55	55
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions) (Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$63	$96
Restricted cash and restricted cash equivalents	108	108
Accounts receivable, net	400	394
Inventories, net	190	197
Prepaid expenses and other current assets	226	211
Total current assets	988	1,005
Property and equipment, net	241	247
Subscriber system assets, net	2,836	2,981
Intangible assets, net	4,867	4,854
Goodwill	4,886	4,904
Deferred subscriber acquisition costs, net	1,425	1,324
Other assets	738	735
Total assets	$15,981	$16,051

Liabilities and stockholders' equity
Current liabilities:
Current maturities of long-term debt	$522	$196
Accounts payable	167	154
Deferred revenue	247	248
Accrued expenses and other current liabilities	517	635
Current liabilities of discontinued operations	24	32
Total current liabilities	1,478	1,264
Long-term debt	7,284	7,511
Deferred subscriber acquisition revenue	2,088	2,068
Deferred tax liabilities	1,181	1,167
Other liabilities	282	224
Noncurrent liabilities of discontinued operations	10	16
Total liabilities	12,322	12,250

Total stockholders' equity	3,659	3,801
Total liabilities and stockholders' equity	$15,981	$16,051
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$145	$127	$451	$311
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and intangible asset amortization	348	335	1,026	1,004
Amortization of deferred subscriber acquisition costs	64	56	187	165
Amortization of deferred subscriber acquisition revenue	(90)	(88)	(268)	(258)
Share-based compensation expense	11	10	43	39
Deferred income taxes	44	39	46	88
Provision for losses on receivables and inventory	55	39	156	146
Loss on extinguishment of debt	5	—	11	5
Goodwill, intangible, and other asset impairments	14	—	15	21
Unrealized (gain) loss on interest rate swap contracts	15	63	57	61
Other non-cash items, net	14	11	53	49
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Deferred subscriber acquisition costs	(99)	(88)	(288)	(271)
Deferred subscriber acquisition revenue	58	62	173	196
Other, net	(103)	(68)	(151)	(133)
Net cash provided by (used in) operating activities	480	498	1,511	1,425

Cash flows from investing activities:
Dealer generated customer accounts and bulk account purchases	(157)	(214)	(488)	(474)
Subscriber system asset expenditures	(98)	(123)	(307)	(407)
Purchases of property and equipment	(43)	(43)	(126)	(130)
Proceeds (payments) from divestiture of businesses	—	(21)	—	(21)
Proceeds (payments) from interest rate swaps	(1)	(2)	(2)	(7)
Other investing, net	—	1	2	4
Net cash provided by (used in) investing activities	(298)	(402)	(921)	(1,034)

Cash flows from financing activities:
Proceeds from long-term borrowings	610	65	1,340	971
Repayment of long-term borrowings, including call premiums	(627)	(70)	(1,278)	(1,088)
Proceeds from receivables facility	60	44	207	190
Repayment of receivables facility	(59)	(45)	(174)	(203)
Proceeds (payments) from interest rate swaps	17	24	51	72
Repurchases of common stock, including excise tax	(112)	—	(607)	(93)
Dividends on common stock	(46)	(50)	(142)	(132)
Payments on finance leases	(6)	(8)	(21)	(23)
Other financing, net	—	(2)	—	(10)
Net cash provided by (used in) financing activities	(163)	(41)	(623)	(316)

Cash and cash equivalents and restricted cash and restricted cash equivalents:
Net increase (decrease)	19	56	(33)	75
Beginning balance	152	149	204	130
Ending balance	$171	$205	$171	$205
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
ADT sometimes uses information (“non-GAAP financial measures”) that is derived from the consolidated financial statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under SEC rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.
The following information includes definitions of the Company’s non-GAAP financial measures used in this release, reasons management believes these measures are useful to investors regarding the Company’s financial condition and results of operations, additional purposes, if any, for which management uses the non-GAAP financial measures, and limitations to using these non-GAAP financial measures, as well as reconciliations of these non-GAAP financial measures to the most comparable GAAP measures. Each non-GAAP financial measure is presented following the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The limitations of non-GAAP financial measures are best addressed by considering these measures in conjunction with the appropriate GAAP measures. In addition, computations of these non-GAAP measures may not be comparable to other similarly titled measures reported by other companies.
With regard to the Company’s financial guidance for 2025, the Company is not providing a quantitative reconciliation for forward-looking Adjusted EBITDA to GAAP income (loss) from continuing operations, Adjusted EPS to GAAP diluted income (loss) per share from continuing operations, or Adjusted Free Cash Flow (including interest rate swaps) to GAAP net cash provided by operating activities, which are the most directly comparable respective GAAP measures. These GAAP measures cannot be reliably predicted or estimated without unreasonable effort due to their dependence on future uncertainties, such as the adjustment of items used in the following reconciliations. Additionally, information not currently available to the Company about other adjusting items could have a potentially unpredictable and potentially significant impact on future GAAP financial results.
Unless otherwise noted, non-GAAP measures herein reflect the results of the Company’s continuing operations. Through the second quarter of 2024, Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow (including interest rate swaps) reflect the results of both continuing and discontinued operations. Beginning in the third quarter of 2024, all remaining cash flows attributable to activities of the solar business have been excluded from these measures as the business was substantially wound down.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow including interest rate swaps
The Company defines Free Cash Flow as cash flows from operating activities less cash outlays related to capital expenditures. The Company defines capital expenditures to include accounts purchased through the Company’s network of authorized dealers or third parties outside of the Company’s authorized dealer network, subscriber system asset expenditures, and purchases of property and equipment. These items are subtracted from cash flows from operating activities because they represent long-term investments that are required for normal business activities.
The Company defines Adjusted Free Cash Flow as Free Cash Flow adjusted for net cash flows related to (i) net proceeds or payments from the Company’s consumer receivables facility; (ii) restructuring and integration payments; (iii) integration-related capital expenditures; and (iv) transaction costs and other payments or receipts that may mask operating results or business trends. Adjusted Free Cash Flow including interest rate swaps reflects Adjusted Free Cash Flow plus net cash settlements on interest rate swaps presented outside of net cash provided by (used in) operating activities.
The Company believes the presentations of these non-GAAP measures are appropriate to provide investors with useful information about the Company’s ability to repay debt, pay dividends, repurchase shares, and make other investments. The Company believes the presentation of Adjusted Free Cash Flow is also a useful measure of the cash flow attributable to normal business activities, inclusive of the net cash flows associated with the acquisition of subscribers, as well as the Company’s ability to repay debt, pay dividends, repurchase shares, and make other investments. Further, Adjusted Free Cash Flow including interest rate swaps is a useful measure of Adjusted Free Cash Flow inclusive of all cash interest.
There are material limitations to using these non-GAAP measures. These non-GAAP measures adjust for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash available than the most comparable GAAP measure. These non-GAAP measures are not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted.
The non-GAAP measures in the table below include cash flows associated with both continuing and discontinued operations, as applicable during the periods presented, consistent with the GAAP presentation on the Statement of Cash Flows.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net cash provided by (used in):
Operating activities	$480	$498	$1,511	$1,425
Investing activities	$(298)	$(402)	$(921)	$(1,034)
Financing activities	$(163)	$(41)	$(623)	$(316)

Net cash provided by (used in) operating activities	$480	$498	$1,511	$1,425
Dealer generated customer accounts and bulk account purchases	(157)	(214)	(488)	(474)
Subscriber system asset expenditures	(98)	(123)	(307)	(407)
Purchases of property and equipment	(43)	(43)	(126)	(130)
Free Cash Flow	182	119	590	415
Net proceeds (payments) from receivables facility	1	(1)	33	(13)
Restructuring and integration payments(1)	2	4	10	30
Other, net(2)	6	14	26	23
Adjusted Free Cash Flow	$192	$137	$659	$454
Interest rate swaps presented outside operating activities(3)	16	22	49	66
Adjusted Free Cash Flow (including interest rate swaps)	$208	$158	$709	$520
Note: amounts may not sum due to rounding
_______________________
(1)During 2024, primarily includes costs related to the ADT Solar Exit.
(2)For the periods presented, primarily includes net outflows related to the former Solar business as well as third party costs associated with implementation of a new ERP system that the Company will not continue to incur once the ERP system is fully implemented.
(3)Includes net settlements related to interest rate swaps presented outside of net cash provided by (used in) operating activities.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Adjusted EBITDA from Continuing Operations (“Adjusted EBITDA”) and Adjusted EBITDA Margin from Continuing Operations (“Adjusted EBITDA Margin”)
The Company defines Adjusted EBITDA as income (loss) from continuing operations adjusted for (i) interest; (ii) taxes; (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets; (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions; (v) share-based compensation expense; (vi) merger, restructuring, integration, and other items; (vii) impairment charges; and (viii) other non-cash or non-routine adjustments not necessary to operate our business.
The Company believes Adjusted EBITDA is useful to investors to measure the operational strength and performance of its business. The Company believes the presentation of Adjusted EBITDA is useful as it provides investors additional information about operating profitability adjusted for certain non-cash items, non-routine items the Company does not expect to continue at the same level in the future, as well as other items not core to its operations. Further, the Company believes Adjusted EBITDA provides a meaningful measure of operating profitability because the Company uses it for evaluating business performance, making budgeting decisions, and comparing company performance against other peer companies using similar measures.
There are material limitations to using Adjusted EBITDA as it does not include certain significant items which directly affect income (loss) from continuing operations (the most comparable GAAP measure).
The discussion above is also applicable to Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percentage of total revenue.

	Three Months Ended September 30,
(in millions)	2025	2024
Income (loss) from continuing operations	$144	$132
Interest expense, net	113	162
Income tax expense (benefit)	55	50
Depreciation and intangible asset amortization	348	335
Amortization of deferred subscriber acquisition costs	64	56
Amortization of deferred subscriber acquisition revenue	(90)	(88)
Share-based compensation expense	11	10
Merger, restructuring, integration and other	6	2
Goodwill impairment(1)	12	—
Unrealized gain (loss) on interest rate swaps(2)	4	5
Loss on extinguishment of debt	5	—
Other, net(3)	5	(5)
Adjusted EBITDA from continuing operations	$676	$659

Income (loss) from continuing operations to total revenue ratio	11%	11%
Adjusted EBITDA Margin (as percentage of Total Revenue)	52%	53%
Note: amounts may not sum due to rounding
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(1)Represents a goodwill impairment charge associated with the Multifamily Divestiture.
(2)Includes the unrealized gain or loss on interest rate swaps presented in other income (expense).
(3)During 2025, primarily includes one-time costs associated with debt transactions.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Adjusted Income (Loss) from Continuing Operations (“Adjusted Income (Loss)”) and Adjusted Diluted Income (Loss) per Share from Continuing Operations (“Adjusted Diluted Income (Loss) per Share” or “Adjusted EPS”)
The Company defines Adjusted Income (Loss) as income (loss) from continuing operations adjusted for (i) share-based compensation expense; (ii) merger, restructuring, integration, and other items; (iii) impairment charges; (iv) unrealized (gains) or losses on interest rate swaps; (v) other non-cash or non-routine adjustments not necessary to operate our business; and (vi) the impact these items have on taxes.
The Company defines Adjusted EPS as diluted income (loss) from continuing operations per share adjusted for the per share amounts related to (i) share-based compensation expense; (ii) merger, restructuring, integration, and other items; (iii) impairment charges; (iv) unrealized (gains) or losses on interest rate swaps; (v) other non-cash or non-routine adjustments not necessary to operate our business; and (vi) the impact these items have on taxes.
Adjusted EPS equals Adjusted Income (Loss) divided by diluted weighted-average shares outstanding of common stock as calculated in accordance with GAAP. When the control number for the GAAP calculation is negative, diluted weighted-average shares outstanding of common stock does not include the assumed conversion of Class B common stock and other potential shares, such as share-based compensation awards, to shares of common stock.
The Company believes Adjusted Income (Loss) and Adjusted EPS are benchmarks used by analysts and investors who follow the industry for comparison of our performance with other companies in the industry, although these measures may not be directly comparable to similar measures reported by other companies. The Company believes the presentation of Adjusted EPS is useful to investors as it provides additional information about how our management evaluates the business. Beginning in 2025, management and the Board also use Adjusted EPS to evaluate the performance of employees (including members of management) and the Company as a whole, as well as to allocate resources.
There are material limitations to using these measures, as they do not reflect certain significant items which directly affect income (loss) from continuing operations and related per share amounts (the most comparable GAAP measures).

	Three Months Ended September 30,
(in millions, except per share data)	2025	2024
Income (loss) from continuing operations	$144	$132
Share-based compensation expense	11	10
Merger, restructuring, integration, and other	6	2
Goodwill impairment(1)	12	—
Interest rate swaps, net(2)	15	63
Loss on extinguishment of debt	5	—
Other, net	5	(5)
Tax adjustments(3)	(11)	(18)
Adjusted Income (Loss) from continuing operations	$187	$183

Diluted weighted-average shares outstanding of Common Stock(4):	828	913

Diluted income (loss) from continuing operations per share of Common Stock	$0.17	$0.14
Share-based compensation expense	0.01	0.01
Merger, restructuring, integration, and other	0.01	—
Goodwill impairment(1)	0.01	—
Interest rate swaps, net(2)	0.02	0.07
Loss on extinguishment of debt	0.01	—
Other, net	0.01	(0.01)
Tax adjustments(3)	(0.01)	(0.02)
Adjusted EPS	$0.23	$0.20
Note: amounts may not sum due to rounding.
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(1)Represents a goodwill impairment charge associated with the Multifamily Divestiture.
(2)Primarily includes unrealized (gains) or losses on interest rate swaps presented in interest expense, net and other income (expense).
(3)Represents the tax impact on adjustments, using the federal and state blended statutory rate.
(4)Refer to the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K for further discussion regarding the computation of diluted weighted-average shares outstanding of Common Stock.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Leverage Ratios

Net Leverage Ratio is calculated as the ratio of net debt to last twelve months (“LTM”) Adjusted EBITDA from continuing operations. Net debt is calculated as total debt excluding the Receivables Facility, including capital leases, minus cash and cash equivalents. Refer to the discussion on Adjusted EBITDA for descriptions of the differences between Adjusted EBITDA and net income (loss) from continuing operations, which is the most comparable GAAP measure. The Company believes Net Leverage Ratio is a useful measure of the Company's credit position and progress towards leverage targets. There are material limitations to using Net Leverage Ratio as the Company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(in millions)	September 30, 2025	December 31, 2024
Total debt (book value)(1)	$7,806	$7,707
LTM Income (loss) from continuing operations	$652	$619
Debt to income (loss) from continuing operations ratio	12.0x	12.4x

(in millions)	September 30, 2025	December 31, 2024
Revolver	$—	$—
Term loans	3,115	1,984
First lien and ADT notes	3,050	4,100
Receivables facility	441	408
Finance leases and other(2)	54	69
Total first lien debt	$6,659	$6,561
Second lien notes	1,300	1,300
Total debt(3)	$7,959	$7,861

Less: Cash and cash equivalents	(63)	(96)
Less: Receivables Facility	(441)	(408)
Net debt	$7,455	$7,357

LTM Adjusted EBITDA from continuing operations	$2,663	$2,578
Net leverage ratio	2.8x	2.9x
Note: amounts may not sum due to rounding
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(1)During 2024, excludes Solar finance leases consistent with the GAAP presentation as a discontinued operation.
(2)During 2024, includes debt related to Solar business.
(3)Debt instruments are stated at face value.